At RFMD(R)		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3227

FOR IMMEDIATE RELEASE

January 25, 2011

RF MICRO DEVICES ANNOUNCES DECEMBER QUARTERLY RESULTS

RFMD Generates Approximately $279 Million In Revenue And $54 Million In Free Cash Flow

RFMD’s Board Of Directors Authorizes Share Repurchase Plan

Company Highlights:

  Quarterly Revenue Increases Approximately 11% Year-Over-Year To Approximately $279 Million
  GAAP Operating Income Is $43.3 Million, And GAAP Diluted EPS Is $0.13
  Non-GAAP Operating Income Equals $54.0 Million, Or 19.4% Of Revenue
  Non-GAAP Diluted EPS Equals $0.19
  RFMD Generates  Approximately $54 Million In Quarterly Free Cash Flow
  RFMD’s Board Of Directors Authorizes 2-Year, $200 Million Share Repurchase Plan

GREENSBORO, N.C., January 25, 2011 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today reported financial results for its fiscal 2011 third quarter, ended January 1, 2011.

RFMD’s quarterly revenue increased approximately 11% year-over-year and decreased approximately 2% sequentially to $278.8 million.  On a GAAP basis, gross margin equaled 37.0%, quarterly operating income totaled $43.3 million, and quarterly net income was $36.7 million, or $0.13 per diluted share.  On a non-GAAP basis, gross margin equaled 38.7%, quarterly operating income totaled $54.0 million, and quarterly net income was $52.6 million, or $0.19 per diluted share. During the quarter, RFMD generated $54.2 million in free cash flow.

RFMD Strategic Highlights:

  RFMD’s Multi-Market Products Group (MPG) enjoyed strong underlying demand in its end markets, and each MPG business unit grew sequentially, led by wireless infrastructure, Smart Energy, WiFi for 3G/4G smartphones and tablets, defense, and high-power gallium nitride (GaN) applications

  RFMD’s Cellular Products Group (CPG) saw accelerating design activity for 3G/4G smartphones across its PowerSmart™ power platforms, high-performance switch-based products, and recently launched family of industry-leading, high-efficiency single-mode power amplifiers (PAs)
  RFMD supported the launch of a highly anticipated flagship 3G/4G smartphone and tablet product family featuring RFMD’s PowerSmart and WiFi components
  MPG commenced volume production of GaN products for applications in high-power military radar and CATV
  RFMD continued to diversify its customers and markets in the December quarter

GAAP RESULTS
(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2011	2011	vs. Q2 2011		2010	vs. Q3 2010
Revenue	$278.8	$285.8	-2.4%		$250.3	11.4%
Gross Margin	37.0%	38.0%	(1.0)	ppt	36.4%	0.6	ppt
Operating Income	$43.3	$42.4	$0.9		$33.6	$9.7
Net Income	$36.7	$35.4	$1.3		$24.9	$11.8
Diluted EPS	$0.13	$0.13	$0.0		$0.09	$0.04

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, integration charges, start-up costs, loss on retirement of convertible subordinated notes, restructuring charges, loss on PP&E, income from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2011	2011	vs. Q2 2011		2010	vs. Q3 2010
Gross Margin	38.7%	39.8%	(1.1)	ppt	38.4%	0.3	ppt
Operating Income	$54.0	$57.1	$-3.1		$44.6	$9.4
Net Income	$52.6	$52.3	$0.3		$38.8	$13.8
Diluted EPS	$0.19	$0.19	$0.0		$0.14	$0.05

Business Outlook

RFMD currently believes the demand environment in its end markets supports the following expectations and projections:

  RFMD expects total revenue in the March quarter to seasonally decline approximately 10%-15% and RFMD expects an additional decline of approximately $25 million in transceiver revenue in the March quarter, consistent with the anticipated end-of-life of legacy transceiver products

  RFMD anticipates its transceiver products will be immaterial to financial results in the June 2011 quarter and thereafter

  RFMD expects to commence volume shipments of PowerSmart in the March quarter

  RFMD expects March quarterly gross margin to be flat-to-down 200 basis points, compared to the December quarterly gross margin

  RFMD expects to achieve free cash flow in fiscal 2011 in the range of $180-$200 million

RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, commented, “The March quarter represents an inflection point for RFMD as we close out our legacy transceiver business and begin the ramp of new, higher margin component solutions, including our PowerSmart power platforms, our industry-leading high efficiency single-mode PAs, our silicon-based switches, our GaN components, and our high-performance WiFi components.

“We are forecasting sequential growth in the March quarter in 3G/4G smartphones, wireless infrastructure and GaN-based products, and we expect to ramp 3G/4G smartphones featuring PowerSmart at an additional leading smartphone OEM each quarter of calendar 2011. This supports our expectations for broad-based share gains and positions RFMD to grow sequentially and expand gross margins during fiscal 2012, outpacing overall growth in our core markets.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD’s capital efficient business model has generated two years of industry-leading free cash flow, with an outlook for continued superior free cash flow. During the December quarter, RFMD generated free cash flow of approximately $54 million, and RFMD has improved its net cash position by $405 million dollars over the past eight quarters.

“We are confident RFMD’s business model enables us to substantially grow our revenues and expand margins while achieving industry-leading capital efficiency. In fact, we believe we can approximately double our revenue without requiring additional GaAs fabrication capacity.

“Based on this outlook and other factors, our Board of Directors has authorized a two-year, $200 million share repurchase plan. This provides us with the flexibility when market conditions warrant to significantly reduce our outstanding shares and offset potential future dilution from our convertible debt and awards under our equity-based compensation plans.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash.  Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on page 10 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on pages 11 and 12.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin.  Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and adjustments for restructuring and integration charges.  We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to profit and margin related to other non-cash expenses and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin.  Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs.  We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses and restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA.  RFMD defines EBITDA as earnings before interest expense and interest income, income tax expenses, depreciation and intangible amortization.  Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).  The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our equipment term loan agreement.  The definition of EBITDA as used in the loan agreement is further adjusted for certain cash and non-cash charges, including stock compensation expense, and is used to determine compliance with financial covenants.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD’s convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD’s indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under “Investors”).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4397339.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components. RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and PowerSmart™ are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 1, 2011	January 2, 2010
Total revenue	$278,794	$250,271

Costs and expenses:
Cost of goods sold	175,705	159,081
Research and development	33,920	32,997
Marketing and selling	14,621	13,821
General and administrative	11,036	9,496
Other operating expense	192	1,288

Total costs and expenses	235,474	216,683

Operating income	43,320	33,588
Other expense	(3,034)	(5,828)

Income before income taxes	$40,286	$27,760
Income tax expense	(3,600)	(2,832)

Net income	$36,686	$24,928

Net income per share, diluted	$0.13	$0.09

Weighted average outstanding diluted shares	284,152	285,907

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	January 1, 2011	January 2, 2010
Total revenue	$838,430	$717,568

Costs and expenses:
Cost of goods sold	524,280	460,827
Research and development	105,626	103,477
Marketing and selling	44,083	42,131
General and administrative	36,941	37,429
Other operating expense	1,229	3,937

Total costs and expenses	712,159	647,801

Operating income	126,271	69,767
Other expense	(11,851)	(16,073)

Income before income taxes	$114,420	$53,694
Income tax expense	(13,996)	(9,403)

Net income	$100,424	$44,291

Net income per share, diluted	$0.36	$0.16

Weighted average outstanding diluted shares	279,493	293,787

RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010

GAAP operating income	$43,320	$42,392	$33,588
Share-based compensation expense	5,615	9,135	5,322
Amortization of intangible assets	4,614	4,615	4,751
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	107	110	585
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	347	881	330
Non-GAAP operating income	54,003	57,133	44,576

GAAP net income	36,686	35,396	24,928
Share-based compensation expense	5,615	9,135	5,322
Amortization of intangible assets	4,614	4,615	4,751
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	107	110	585
Other expenses (restructuring, loss on PP&E, integration, start-up costs, and other non-cash expenses)	347	881	330
Loss on retirement of convertible subordinated notes	-	1,646	408
Non-cash interest expense on convertible subordinated notes	3,046	3,262	4,335
Income from equity investment	(34)	(313)	-
Tax adjustments	2,257	(2,415)	(1,881)

Non-GAAP net income	52,638	52,317	38,778
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	-	-	361
Non-GAAP net income plus assumed conversion of notes- Numerator for diluted income per share	$52,638	$52,317	$39,139

GAAP and Non-GAAP weighted average outstanding diluted shares	284,152	277,458	285,907

Non-GAAP net income per share, diluted	$0.19	$0.19	$0.14

	Three Months Ended
	January 1, 2011		October 2, 2010		January 2, 2010
GAAP gross margin	$103,089	37.0%	$108,655	38.0%	$91,190	36.4%
Adjustment for intangible amortization	3,515	1.2%	3,514	1.2%	3,651	1.5%
Adjustment for share-based compensation	1,065	0.4%	1,248	0.5%	939	0.4%
Other expenses (restructuring, integration and other non-cash expenses)	262	0.1%	262	0.1%	384	0.1%
Non-GAAP gross margin	$107,931	38.7%	$113,679	39.8%	$96,164	38.4%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands, except percentages)
(Unaudited)

Three Months Ended
Non-GAAP Operating Income	January 1, 2011
(as a percentage of sales)

GAAP operating income	15.5%
Share-based compensation expense	2.0%
Amortization of intangible assets	1.7%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	0.1%
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	0.1%
Non-GAAP operating income	19.4%

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010
GAAP research and development expense	$33,920	$35,604	$32,997
Less:
Share-based compensation expense	1,405	1,392	1,481
Amortization of intangible assets	13	14	13
Other expenses (restructuring, integration)	-	-	18
Non-GAAP research and development expense	$32,502	$34,198	$31,485

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010
GAAP marketing and selling expense	$14,621	$15,094	$13,821
Less:
Share-based compensation expense	1,255	1,493	1,298
Amortization of intangible assets	1,086	1,087	1,087
Other expenses (restructuring, integration)	-	-	8
Non-GAAP marketing and selling expense	$12,280	$12,514	$11,428

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010
GAAP general and administrative expense	$11,036	$14,836	$9,496
Less:
Share-based compensation expense	1,890	5,002	1,604
Other expenses (restructuring, integration)	-	-	(783)
Non-GAAP general and administrative expense	$9,146	$9,834	$8,675

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

 (Unaudited)

Free Cash Flow (1)	Three Months Ended
January 1, 2011
(In millions)

Net cash provided by operating activities	$63.3
Purchases of property and equipment	(9.1)
Free Cash Flow	$54.2

(1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

EBITDA (2)	Three Months Ended
January 1, 2011
(In millions)

Net Income	$36.7
Interest	3.7
Income Tax Expense	3.6
Depreciation	15.5
Amortization	4.6
EBITDA	$64.1

 (2)  EBITDA is calculated by adjusting net income for interest expense and interest income, income tax expense, depreciation and intangible amortization.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 1, 2011	April 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$158,386	$104,778
Restricted cash and trading security investments	415	17,698
Short-term investments	145,903	134,882
Accounts receivable, net	138,753	108,219
Inventories	133,440	122,509
Other current assets	50,676	60,738
Total current assets	627,573	548,824

Property and equipment, net	220,252	247,085
Intangible assets, net	88,299	102,169
Goodwill	95,628	95,628
Long-term investments	2,724	2,175
Other non-current assets	18,876	18,127
Total assets	$1,053,352	$1,014,008

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	141,247	124,253
Current portion of long-term debt	5,169	15,053
Other short-term liabilities, net	227	13,427
Total current liabilities	146,643	152,733

Long-term debt, net	207,368	289,837
Other long-term liabilities	40,977	41,354
Total liabilities	394,988	483,924

Shareholders’ equity	658,364	530,084

Total liabilities and shareholders’ equity	$1,053,352	$1,014,008